UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2020

GOSSAMER BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38796	47-5461709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3013 Science Park Road San Diego, California, 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 684-1300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOSS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Results of Operations and Financial Condition.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective as of July 2, 2020 (the “closing date”), Gossamer Bio, Inc. (the “Company”), GB001, Inc. GB002, Inc. and GB004, Inc. (the “co-borrowers”), and GB003, Inc., GB005, Inc., GB006, Inc., GB007, Inc., GB008, Inc. and Gossamer Bio Services, Inc. (each wholly-owned subsidiaries of the Company, the “Guarantors” and together with the co-borrowers, the “Credit Parties”), entered into the second amendment (the “amendment”) to the credit, guaranty and security agreement (the “credit facility”), dated May 2, 2019, agented by Midcap Financial Trust (“MidCap”) and the additional lenders party thereto from time to time (together with MidCap, the “Lenders”), to, among other things (i) designate the Company, GB002, Inc. and GB004, Inc. as co-borrowers, in which each such entity assumes the obligations under the credit facility as a co-borrower, joins in, adopts and becomes a co-borrower under the credit facility and ceases to be a Guarantor under the credit facility; (ii) extend the maturity date to January 1, 2025; (iii) increase the annual interest rate equal to the sum of (a) one-month LIBOR (customarily defined, with a change to prime rate if LIBOR funding becomes unlawful or impractical) plus (b) 7.00%, subject to a LIBOR floor of 2.00%; (iv) extend the period of time the co-borrowers are required to make interest-only payments to July 1, 2022; and (v) amend the ability to access the remaining $120.0 million in term loan commitments in two additional tranches (each $60.0 million), subject to amended specified availability periods, clinical development milestones and minimum cash requirements. The second and third tranches are available no earlier than the satisfaction of the applicable funding conditions, including the applicable clinical development milestones, and no later than December 31, 2022.

The amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference.  The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Second Amendment to Credit, Guaranty and Security Agreement by and among Gossamer Bio, Inc., GB001, Inc., GB002, Inc. and GB004, Inc., as co-borrowers, the other guarantors from time to time party thereto and MidCap Financial Trust, as Agent and as a Lender and the additional lenders from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOSSAMER BIO, INC.

Date: July 2, 2020	By:	/s/ Bryan Giraudo
Bryan Giraudo
Chief Financial Officer

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